UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2015

LUSTROS INC.

(Exact name of Registrant as specified in its charter

Utah	000-30215	45-5313260
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

9025 Carlton Hills Blvd. Ste. A

Santee, CA 92071

(Address of principal executive offices)

Phone: (619) 449-4800

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01          OTHER EVENTS

On June 26, 2015, Lustros, Inc. (the “Company”) determined to provide notice to its shareholders of the upcoming public auction of the assets of the Chilean plant of Sulfatos Chile SA (the subsidiary of the Company). The auction shall be a public auction to take place on July 8, 2015 at 12:30 PM (Santiago time) at the offices of the following notary: Don Ivan Torrealba Acevedo, Calle Huerfanos 979, Piso 5, Santiago, Chile. Bidders must present an offer in a closed envelope pursuant to certain specified terms (knows as a “Carta Oferta”), along with a guaranteed deposit of 120,000,000 Chilean pounds. On the date specified, all envelopes will be opened and the assets sold to the highest bidder (and higher oral bidding is permitted after all of the envelopes are opened). The minimum sale price has been set at the equivalent of 50,000 UF (which is approximately $2,000,000). The final price must be paid to the liquidator of the assets within 30 days or a new auction is held. All assets are sold “as is”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUSTROS INC.
Date: June 26, 2015	By: /s/ William Farley
William Farley
Chief Executive Officer

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